Exhibit 99.1

Encore Reports 41% Increase in Diluted Earnings Per Share

Highlights:

  Collections increase 23%
  Revenue increases 54%
  Net Income increases 69%
  New credit facility in place that will significantly reduce interest expense

San Diego – (Business Wire) – August 3, 2004 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the second quarter ended June 30, 2004.

For the second quarter of 2004:

  Total revenues were $43.6 million, a 54% increase compared with $28.4 million in the same period of the prior year.
  Net income was $5.6 million compared with $3.3 million in the same period of the prior year, a 69% increase.
  Earnings per fully diluted share were $0.24, a 41% increase over the $0.17 in the same period of the prior year.

“We are very pleased with our second quarter performance, which represents the highest level of net income for any second quarter in the history of the Company,” according to Carl C. Gregory, III, President and CEO of Encore Capital Group, Inc. “We executed well on our strategy to increase our collections from non-credit card portfolios, which grew 336% over the prior year and now represent almost 9% of gross collections, compared with just 3% of gross collections in the same period last year. Until our Secured Financing Facility expires at the end of the year, collections from new purchases of non-credit card portfolios are significantly more profitable for the Company, as they do not require contingent interest payments to the lender.

“Importantly, we took a major step towards accelerating the Company’s growth prospects with the signing of a new $75.0 million credit facility with J.P. Morgan Chase during the second quarter. This new credit facility will significantly decrease our interest expense and should have a dramatic impact on increasing our bottom-line going forward,” said Mr. Gregory.

Financial Highlights

Gross collections for the second quarter 2004 were $57.4 million, an increase of 23% over $46.7 million in the second quarter of 2003.

Total revenue for the second quarter 2004 was $43.6 million, up 53.5% from the second quarter of 2003. Revenue recognized, as a percentage of collections, was 76% in the second quarter of 2004, compared to 61% in the second quarter of 2003.

Total operating expenses for the second quarter 2004 were $25.4 million, compared with $18.3 million in the second quarter of 2003. The increase in total operating expenses is largely volume driven and reflects growth in the costs of legal collections of $2.5 million, a $2.4 million increase in salaries and benefits, investment in the start-up of a new collection channel which amounted to $0.9 million, as well as growth of $0.5 million in insurance costs, compliance costs for Sarbanes-Oxley, SEC reporting fees, legal fees, and accounting fees.

Pretax cash flow from operations for the six months ended June 30, 2004 excluding the non-recurring litigation settlement recovered in the second quarter of 2003 increased from $13.3 million to $24.5 million – an increase of $11.2 million or 84%. (Adjustments to arrive at pretax cash flow from operations consisted of the 2003 non-recurring net litigation settlement of $7.2 million and income tax payments of $12.3 million in 2004 and $0.8 million in 2003.) The Company exhausted its Federal net operating loss carry forward in the fourth quarter of 2003 and began to make income tax payments at the statutory rates in 2004.

The Company spent $19.0 million to purchase approximately $759 million in face value of portfolios during the second quarter of 2004, a blended purchase price of 2.51% of face value. Credit card portfolios represented 67% of total purchases in the second quarter, and non-credit card portfolios represented the remaining 33%. Not included in the purchases for second quarter of 2004 is the $13.0 million acquisition of a portfolio representing approximately $421 million in face value that was negotiated in the second quarter and closed shortly after the quarter ended. Approximately 84% of this portfolio consists of non-credit card accounts.

The Company spent $26.3 million to purchase approximately $1.2 billion in face value of portfolios during the second quarter of 2003, a blended purchase price of 2.23% of face value.

Outlook

Commenting on the outlook for the Company, Mr. Gregory said, “We are pleased with the outlook for the remainder of 2004, and we believe we will have excellent momentum going into 2005 when our earnings per share should significantly increase due to lower interest expense, as well as continued steady growth in collections. We are effectively scaling the business and generating significant increases in collections, while maintaining disciplined approaches to portfolio purchases and expense control. As a result, we continue to increase the profitability of the business and the return generated on our capital. Although competition for acquiring attractive portfolios remains challenging, the market for charged-off consumer debt continues to grow as more industries begin to explore the sale of their receivables. As such, we believe the long-term outlook for the collections industry is promising, and we are well positioned to continue growing along with the market.”

The Company also provided the following information to assist the investment community:

As a result of the new credit facility, the Company anticipates that contingent interest expense will decline beginning in 2005. The Company has forecasted, subject to effects of actual purchases under the line through the end of the year, that its contingent interest expense could be approximately 60-65% of current levels in 2005; 25-30% of current levels in 2006; and will be reduced to minimal amounts beyond 2006.

GAAP Reconciliation

The table included in the attached supplemental financial information is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, and fully diluted earnings per share to income before taxes, net income, and fully diluted earnings per share, excluding one-time benefits for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in a normalized comparison of certain key financial results between the periods presented.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss the second quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Encore Capital Group, Inc.
Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:

Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com

or

Financial Relations Board (Press)
Tony Rossi, 310-407-6563 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.

# # # # # # # # # # # #

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	June 30, 2004 (Unaudited)	December 31, 2003 (A)

Assets
Cash and cash equivalents	$33,692	$38,612
Restricted cash	3,095	842
Investment in receivable portfolios, net	91,555	89,136
Investment in retained interest	–	1,231
Property and equipment, net	2,907	2,786
Prepaid income tax	3,684	–
Deferred tax assets, net	1,839	1,358
Other assets	5,560	4,320

Total assets	$142,332	$138,285

Liabilities and stockholders' equity
Liabilities
Accounts payable and accrued liabilities	$13,018	$11,644
Accrued profit sharing arrangement	18,603	12,749
Income tax payable	–	883
Notes payable and other borrowings	26,918	41,178
Capital lease obligations	351	460

Total liabilities	58,890	66,914

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value, 5,000 shares
authorized, and no shares issued and outstanding	–	–
Common stock, $.01 par value, 50,000 shares
authorized, 22,058 shares and 22,003 shares
issued and outstanding as of June 30, 2004
and December 31, 2003, respectively	221	220
Additional paid-in capital	65,851	65,387
Accumulated earnings	17,268	5,658
Accumulated other comprehensive income	102	106

Total stockholders' equity	83,442	71,371

Total liabilities and stockholders' equity	$142,332	$138,285

(A)     Derived from the audited consolidated financial statements as of December 31, 2003

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003

Revenues
Revenue from receivable portfolios	$42,622	$28,001	$84,697	$55,257
Revenue from retained interest	810	86	826	214
Servicing fees and other related revenue	154	304	450	1,043

Total revenues	43,586	28,391	85,973	56,514

Operating expenses
Salaries and employee benefits	11,852	9,482	23,476	19,129
Other operating expenses	4,255	2,634	8,349	5,011
Cost of legal collections	6,701	4,161	12,203	7,518
General and administrative expenses	2,154	1,539	3,807	3,013
Depreciation and amortization	473	477	917	1,013

Total operating expenses	25,435	18,293	48,752	35,684

Income before other income (expense)
and income taxes	18,151	10,098	37,221	20,830
Other income (expense)
Interest expense	(8,977)	(4,546)	(18,259)	(8,956)
Other income	166	15	320	7,289

Income before income taxes	9,340	5,567	19,282	19,163
Provision for income taxes	(3,745)	(2,258)	(7,672)	(7,687)

Net income	5,595	3,309	11,610	11,476

Preferred stock dividends	–	(126)	–	(251)

Net income available to common stockholders	$5,595	$3,183	$11,610	$11,225

Weighted average shares outstanding	22,048	7,421	22,035	7,416
Incremental shares from assumed conversion
of warrants, options, and preferred stock	1,391	12,579	1,407	12,307

Adjusted weighted average share outstanding	23,439	20,000	23,442	19,723

Earnings per share – Basic	$0.25	$0.43	$0.53	$1.51

Earnings per share - Diluted	$0.24	$0.17	$0.50	$0.58

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statement of Stockholders’ Equity
(Unaudited, In Thousands)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Par	Capital	Earnings	Income	Total

Balances at December 31, 2003	22,003	$220	$65,387	$5,658	$106	$71,371
Net income	–	–	–	11,610	–	11,610
Other comprehensive income - unrealized gain on
non-qualified deferred compensation plan assets	–	–	–	–	32	32
Other comprehensive loss - decrease in unrealized gain
on investment in retained interest, net of tax	–	–	–	–	(36)	(36)

Comprehensive income						11,606
Exercise of stock options	55	1	49	–	–	50
Tax benefits related to stock option exercises	–	–	360	–	–	360
Amortization of stock options issued at below market	–	–	55	–	–	55

Balances at June 30, 2004	22,058	$221	$65,851	$17,268	$102	$83,442

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,

	2004	2003

Operating activities
Gross collections	$121,397	$93,733
Proceeds from litigation settlement	–	11,100
Less:
Amounts collected on behalf of third parties	(1,468)	(3,027)
Amounts applied to principal on receivable portfolios	(33,211)	(31,135)
Amounts applied to principal of securitization 98-1	(1,195)	(4,100)
Litigation settlement proceeds applied to principal
of receivable portfolios	–	(692)
Legal and other costs related to litigation settlement	–	(3,198)
Servicing fees	450	1,043
Operating expenses
Salaries and employee benefits	(23,483)	(19,882)
Other operating expenses	(8,135)	(5,147)
Cost of legal collections	(12,203)	(7,518)
General and administrative	(3,401)	(2,573)
Interest payments	(1,186)	(3,581)
Contingent interest payments	(11,194)	(7,113)
Other income	345	79
Decrease (increase) in restricted cash	(2,253)	2,512
Income taxes	(12,344)	(808)

Net cash provided by operating activities	12,119	19,693

Investing activities
Purchases of receivable portfolios	(36,279)	(45,073)
Collections applied to principal of receivable portfolios	33,211	31,135
Collections applied to principal of securitization 98-1	1,195	4,100
Litigation settlement proceeds applied to principal
of receivable portfolios	–	692
Proceeds from put-backs of receivable portfolios	649	504
Purchases of property and equipment	(1,038)	(403)

Net cash used in investing activities	(2,262)	(9,045)

Financing activities
Proceeds from notes payable and other borrowings	19,063	39,993
Repayment of notes payable and other borrowings	(33,323)	(46,629)
Capitalized loan costs	(458)	–
Proceeds from exercise of common stock options	50	13
Payment of preferred dividend	–	(250)
Repayment of capital lease obligations	(109)	(277)

Net cash used in financing activities	(14,777)	(7,150)

Net increase (decrease) in cash	(4,920)	3,498
Cash, beginning of period	38,612	752

Cash, end of period	$33,692	$4,250

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows (cont.)
Reconciliation of Net Income to Net Cash Provided by Operating Activities
(Unaudited, In Thousands)

	Six Months Ended June 30,

	2004	2003

Net income	$11,610	$11,476
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	917	1,013
Amortization of loan costs and debt discount	24	293
Tax benefits from stock option exercises	360	42
Amortization of stock based compensation	55	–
Deferred income tax expense (benefit)	(465)	7,023
Changes in operating assets and liabilities
Decrease (increase) in restricted cash	(2,253)	2,512
Increase in prepaid income tax	(4,567)	–
Increase in other assets	(807)	(218)
Increase (decrease) in accrued profit sharing arrangement	5,854	(64)
Increase (decrease) in accounts payable and accrued liabilities	1,391	(2,384)

Net cash provided by operating activities	$12,119	$19,693

Supplemental Financial Information
The following table is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income and fully diluted earnings per share to income before taxes, net income and fully diluted earnings per share, excluding one-time benefits for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in an enhanced comparability of certain key financial results between the periods presented (in thousand, except per share amounts and percentages):

	Six Months Ended June 30,

	2004	2003

Income Before Taxes
GAAP, as reported	$19,282	$19,163
Gain on settlement of litigation	–	(7,210)

Income before taxes, excluding
one-time benefit	$19,282	$11,953

Percentage increase over prior period	61.3%

Net Income:
GAAP, as reported	$11,610	$11,476
Gain on settlement of litigation	–	(4,376)

Net income, excluding one-time benefit	$11,610	$7,100

Percentage increase over prior period	63.5%

Fully Diluted Earnings Per Share:
GAAP, as reported	$0.50	$0.58
Gain on settlement of litigation	–	(0.22)

Fully diluted earnings per share,
excluding one-time benefit	$0.50	$0.36

Percentage increase over prior period	38.9%

Cash Flow From Operations:
GAAP, as reported	$12,119	$19,693
Income Taxes Paid	12,344	808

Pretax Cash Flow From Operations	$24,463	$20,501
Proceeds from litigation settlement	–	(11,100)
Legal and other costs related to
litigation settlement	–	3,198
Litigation proceeds applied to portfolio	–	692

Pre-tax cash flow from operations,
excluding one-time benefit	$24,463	$13,291

Percentage increase over prior period	84.1%